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                                                                   EXHIBIT 4.43

                               Barnett Banks, Inc.
                             NB Holdings Corporation
                             NationsBank Corporation

                    9.875% Subordinated Notes, due June 2001
        10.875% Series A, Subordinated Medium-Term Notes, due March 2003
                    8.5% Subordinated Notes, due January 2007
          9.83% Series B, Subordinated Medium-Term Notes, due May 2003


                          THIRD SUPPLEMENTAL INDENTURE

                           Dated as of January 9, 1998

                       Supplementing the Indenture, dated
                         as of October 19, 1990, between
                             Barnett Banks, Inc. and
                   Morgan Guaranty Trust Company of New York,
                                   as Trustee

                 First Trust of New York, National Association,
           as successor to Morgan Guaranty Trust Company of New York,
                                     Trustee

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     THIRD SUPPLEMENTAL INDENTURE, dated as of January 9, 1998 (the
"Supplemental Indenture"), among NationsBank Corporation, a North Carolina corporation ("NationsBank"), NB Holdings Corporation, a Delaware corporation ("Holdings"), Barnett Banks, Inc., a Florida corporation ("Barnett"), and First Trust of New York, National Association, successor to Morgan Guaranty Trust Company of New York, as Trustee (the "Trustee") under the Indenture referred to herein;

     WHEREAS, Barnett and the Trustee heretofore executed and delivered an Indenture, dated as of October 19, 1990 (the "Indenture"); and

     WHEREAS, pursuant to the Indenture Barnett issued and the Trustee authenticated and delivered (i) the $100 million aggregate principal amount of Barnett's 9.875% Subordinated Notes, due June 2001; (ii) the $55 million aggregate principal amount of Barnett's 10.875% Series A, Subordinated Medium-Term Notes, due March 2003; (iii) the $100 million aggregate principal amount of Barnett's 8.5% Subordinated Notes, due January 2007, and (iv) the $500,000 aggregate principal amount of Barnett's 9.83% Series B, Subordinated Medium-Term Notes, due May 2003 (the "Securities"); and

     WHEREAS, NationsBank, Holdings and Barnett have entered into the Agreement and Plan of Merger, dated as of August 29, 1997, and amended as of November 18, 1997, pursuant to which Barnett will merge with and into Holdings (the "Barnett Merger") on the date hereof; and

     WHEREAS, Section 1001 of the Indenture provides that in the case of the Barnett Merger, Holdings shall expressly assume by supplemental indenture all the obligations under the Securities and the Indenture; and

     WHEREAS, NationsBank, as the holder of 100% of the outstanding capital stock of Holdings, desires to assume, jointly and severally with Holdings, all of the rights and obligations under the Securities and Indenture that are required to be assumed by Holdings pursuant to Section 1001 of the Indenture; and

     WHEREAS, Section 1101 of the Indenture provides that Barnett and the Trustee may amend the Indenture and the Securities without notice to or consent of any Holders of the Securities in order to comply with Article Ten of the Indenture; and

     WHEREAS, this Supplemental Indenture has been duly authorized by all necessary corporate action on the part of each of NationsBank, Holdings and Barnett.

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     NOW, THEREFORE, NationsBank, Holdings, Barnett and the Trustee agree as follows for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE I
                       ASSUMPTION BY SUCCESSOR CORPORATION
                              AND ITS PARENT ENTITY

     SECTION 1.1. Assumption of the Securities. NationsBank hereby expressly assumes, jointly and severally with Holdings, the due and punctual payment of the principal of and interest on the Securities and the performance of every covenant of the Indenture on the part of Barnett to be performed or observed.

     SECTION 1.2. Trustee's Acceptance. The Trustee hereby accepts this Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture.

                                   ARTICLE II
                                  MISCELLANEOUS

     SECTION 2.1. Effect of Supplemental Indenture. Upon the later to occur of
(i) the execution and delivery of this Supplemental Indenture by NationsBank, Holdings, Barnett and the Trustee and (ii) the consummation of the Barnett Merger, the Indenture shall be supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

     SECTION 2.2. Indenture Remains in Full Force and Effect. Except as supplemented hereby, all provisions in the Indenture shall remain in full force and effect.

     SECTION 2.3. Indenture and Supplemental Indenture Construed Together. This Supplemental Indenture is an indenture supplemental to and in implementation of the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read and construed together.

     SECTION 2.4. Confirmation and Preservation of Indenture. The Indenture as supplemented by this Supplemental Indenture is in all respect confirmed and preserved.

     SECTION 2.5. Conflict with Trust Indenture Act. If any provision of this Supplemental Indenture limits, qualifies or conflicts with any

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provision of the Trust Indenture Act ("TIA") that is required under the TIA to be part of and govern any provision of this Supplemental Indenture, the provision of the TIA shall control. If any provision of this Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to the Indenture as so modified or to be excluded by this Supplemental Indenture, as the case may be.

     SECTION 2.6. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

     SECTION 2.8. Headings. The Article and Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

     SECTION 2.9. Benefits of Supplemental Indenture, etc. Nothing in this Supplemental Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Securities, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Supplemental Indenture or the Securities.

     SECTION 2.10. Successors. All agreements of Holdings and NationsBank in this Supplemental Indenture shall bind their successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

     SECTION 2.11. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of Barnett, NationsBank and Holdings, and the Trustee assumes no responsibility for their correctness.

     SECTION 2.12. Certain Duties and Responsibilities of the Trustees. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

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     SECTION 2.13. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 2.14. Counterpart Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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         IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

                             NationsBank Corporation

                             By:   /s/ JOHN E. MACK
                                -----------------------------------------
                                   Name:
                                   Title:

                             NB Holdings Corporation

                             By:   /s/ JOHN E. MACK
                                -----------------------------------------
                                   Name:
                                   Title:

                             Barnett Banks, Inc.

                             By:   /s/ CHARLES E. RICE
                                -----------------------------------------
                                   Name: Charles E. Rice
                                   Title: Chairman and Chief Executive Officer

                             First Trust of New York, National
                             Association, as Trustee

                             By:   /s/ WARD A. SOFONER
                                -----------------------------------------
                                   Name: Ward A. Sofoner
                                   Title: Vice President

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